Exhibit 99.1

Guidewire Software Announces Second Quarter Fiscal Year 2020 Financial Results

SAN MATEO, Calif., March 4, 2020 - Guidewire Software, Inc. (NYSE: GWRE), provider of the industry platform Property and Casualty (“P&C”) insurers rely upon, today announced its financial results for the fiscal quarter ended January 31, 2020.

“Our second quarter was highlighted by two Tier 1 insurers selecting InsuranceSuite Cloud and one new customer selecting InsuranceNow," said Mike Rosenbaum, chief executive officer, Guidewire Software. "Total revenue and profitability exceeded our outlook in the quarter, and we continue to see a clear shift to cloud-based core systems. However, the growing interest in cloud-based systems is dampening self-managed demand, impacting our full year outlook. Ultimately, this trend is a positive validation of our cloud strategy and reinforces our confidence in serving the more than $2 trillion P&C industry."

Second Quarter Fiscal Year 2020 Financial Highlights

Revenue
•Total revenue for the second quarter of fiscal year 2020 was $173.5 million, an increase of 3% from the same quarter in fiscal year 2019. License and subscription revenue was $105.0 million, an increase of 21%; services revenue was $47.4 million, a decrease of 22%; and maintenance revenue was $21.1 million, which remained relatively flat.
•Annual recurring revenue, or ARR, was $474 million as of January 31, 2020, up from $460 million as of July 31, 2019. Quarterly ARR results for fiscal year 2020 are based on actual currency rates at the end of fiscal year 2019, held constant throughout the year.

Profitability
•GAAP loss from operations was $18.0 million for the second quarter of fiscal year 2020, compared with $6.3 million for the comparable period in fiscal year 2019.
•Non-GAAP income from operations was $15.4 million for the second quarter of fiscal year 2020, compared with $25.4 million for the comparable period in fiscal year 2019.
•GAAP net loss was $19.9 million for the second quarter of fiscal year 2020, compared with less than $0.1 million for the comparable period in fiscal year 2019. GAAP net loss per share was $0.24, based on diluted weighted average shares outstanding of 82.7 million, compared with less than $0.01 for the comparable period in fiscal year 2019, based on diluted weighted average shares outstanding of 81.2 million.
•Non-GAAP net income was $17.6 million for the second quarter of fiscal year 2020, compared with $27.3 million for the comparable period in fiscal year 2019. Non-GAAP net income per share was $0.21, based on diluted weighted average shares outstanding of 83.6 million, compared with $0.33 for the comparable period in fiscal year 2019, based on diluted weighted average shares outstanding of 82.7 million.

Liquidity
•The Company had $1.3 billion in cash, cash equivalents, and investments at January 31, 2020, the same as at July 31, 2019. The Company generated $1.3 million in cash from operations and had negative free cash flow of $12.1 million during the six months ended January 31, 2020.

Business Outlook
Guidewire is issuing the following outlook for the third fiscal quarter and revised outlook for fiscal year 2020 based on current expectations:

(in $ millions)	Third Quarter Fiscal Year 2020			Fiscal Year 2020
Revenue	153.0	-	157.0	702.0	-	714.0
License and subscription	78.0	-	82.0	413.0	-	425.0
Maintenance	20.0	-	20.5	83.0	-	84.0
Services	53.0	-	57.0	202.0	-	208.0
GAAP income (loss) from operations	(45.6)	-	(41.6)	(75.0)	-	(63.0)
Non-GAAP income (loss) from operations	(11.0)	-	(7.0)	61.0	-	73.0
GAAP net income (loss)	(34.0)	-	(30.9)	(67.0)	-	(55.4)
GAAP net income (loss) per share	(0.41)	-	(0.37)	(0.81)	-	(0.67)
Non-GAAP net income (loss)	(5.1)	-	(1.7)	68.6	-	78.6
Non-GAAP net income (loss) per share	(0.06)	-	(0.02)	0.82	-	0.94

ARR growth on a constant currency basis is now expected to be between 11% and 12% in fiscal year 2020 compared to our previous range of 14% to 16%.

Conference Call Information
What:  Guidewire Software Second Quarter Fiscal Year 2020 Financial Results Conference Call
When:  Wednesday, March 4, 2020
Time:  2:00 p.m. PT (5:00 p.m. ET)
Live Call: (877) 705-6003, Domestic
(201) 493-6725, International
Replay:  (844) 512-2921, Passcode 13697014, Domestic
(412) 317-6671, Passcode 13697014, International
Webcast: http://ir.guidewire.com/ (live and replay)

The webcast will be archived on Guidewire’s website (www.guidewire.com) for a period of three months.

Non-GAAP Financial Measures and Other Metrics
This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP income tax provision (benefit), non-GAAP net income (loss) per share, and free cash flow. Non-GAAP gross profit and non-GAAP income (loss) from operations exclude stock-based compensation and amortization of intangibles. Non-GAAP net income (loss), non-GAAP income tax provision (benefit), and non-GAAP net income (loss) per share also exclude the amortization of debt discount and issuance costs from our convertible notes and the related tax effects of the non-GAAP adjustments. Free cash flow, which consists of net cash flow provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized software development costs, enables us to analyze our financial performance without the effects of certain non-cash items such as depreciation, amortization, and stock-based compensation expenses. Annual recurring revenue ("ARR") is used to identify the annualized recurring value of active customer contracts at the end of a reporting period. ARR includes the annualized recurring value of term licenses, subscription agreements, maintenance contracts, and hosting contracts. All components of the licensing and usage arrangements that are not expected to recur (primarily perpetual licenses and services) are excluded.
Guidewire believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Guidewire’s financial condition and results of operations. The Company’s management uses these non-GAAP measures and other metrics to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. The Company believes that the use of these non-GAAP financial measures and other metrics provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures and other metrics to investors.
Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Guidewire urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including the financial tables at the end of this press release, and not to rely on any single financial measure to evaluate the Company’s business.
About Guidewire Software
Guidewire delivers the industry platform that P&C insurers rely upon to adapt and succeed in a time of accelerating change. We provide the software, services, and partner ecosystem to enable our customers to run, differentiate, and grow their business. As of the end of our fiscal year 2019, we were privileged to serve more than 380 companies in 34 countries. For more information, please visit www.guidewire.com and follow us on twitter: @Guidewire_PandC.

NOTE: For information about Guidewire’s trademarks, visit https://www.guidewire.com/legal-notices.

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook, market positioning, growing customer interest in cloud-based core systems, and validation of our long-term product strategy. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire’s control. Guidewire’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Guidewire’s most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: quarterly and annual operating results may fluctuate more than expected; seasonal and other variations related to our revenue recognition may cause significant fluctuations in our results of operations and cash flows; our reliance on sales to and renewals from a relatively small number of large customers for a substantial portion of our revenue; our ability to successfully manage any changes to our business model, including the transition of our products to cloud offerings and the costs related to cloud operations; our services revenue produces lower gross margins than our license and maintenance revenue; our products or cloud-based services may experience data security breaches; we face intense competition in our market; assertions by third parties that we violate their intellectual property rights could substantially harm our business; changes in accounting guidance on revenue recognition, such as contained in ASC 606, have and may cause us to experience greater volatility in our quarterly and annual results; our product development and sales cycles are lengthy and may be affected by factors outside of our control; weakened global economic conditions may adversely affect the P&C insurance industry including the rate of information technology spending; general political or destabilizing events, including war, conflict or acts of terrorism; our ability to sell our products is highly dependent on the quality of our professional services and system integrator partners; the risk of losing key employees; changes in foreign exchange rates; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Guidewire’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire’s views as of any date subsequent to the date of this press release.

Media Contact:
Melissa Cobb
Guidewire Software, Inc.
(650) 357-5324
mcobb@guidewire.com

Investor Contact:
Garo Toomajanian
ICR, LLC
(650) 357-5282
ir@guidewire.com

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	January 31, 2020	July 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$218,463	$254,101
Short-term investments	836,939	870,136
Accounts receivable, net	101,171	138,443
Unbilled accounts receivable, net	50,297	36,728
Prepaid expenses and other current assets	41,114	35,566
Total current assets	1,247,984	1,334,974
Long-term investments	274,563	213,524
Unbilled accounts receivable, net	12,824	9,375
Property and equipment, net	66,673	65,809
Operating lease assets	88,520	—
Intangible assets, net	52,633	66,542
Goodwill	340,877	340,877
Deferred tax assets, net	94,424	90,308
Other assets	43,092	45,554
TOTAL ASSETS	$2,221,590	$2,166,963
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$25,988	$34,255
Accrued employee compensation	44,425	73,365
Deferred revenue, net	89,043	108,304
Other current liabilities	23,130	16,348
Total current liabilities	182,586	232,272
Lease liabilities	102,083	—
Convertible senior notes, net	323,676	317,322
Deferred revenue, net	19,205	23,527
Other liabilities	1,475	19,641
Total liabilities	629,025	592,762
STOCKHOLDERS’ EQUITY:
Common stock	8	8
Additional paid-in capital	1,444,597	1,391,904
Accumulated other comprehensive income (loss)	(7,259)	(7,758)
Retained earnings	155,219	190,047
Total stockholders’ equity	1,592,565	1,574,201
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,221,590	$2,166,963

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share and per share data)

	Three Months Ended January 31,		Six Months Ended January 31,
	2020	2019	2020	2019
Revenue:
License and subscription	$104,954	$86,713	$187,377	$181,393
Maintenance	21,116	21,264	42,087	42,267
Services	47,388	60,557	101,004	125,129
Total revenue	173,458	168,534	330,468	348,789
Cost of revenue(1):
License and subscription	27,032	14,739	50,828	28,069
Maintenance	4,084	3,954	7,778	7,822
Services	52,480	60,987	105,846	125,397
Total cost of revenue	83,596	79,680	164,452	161,288
Gross profit:
License and subscription	77,922	71,974	136,549	153,324
Maintenance	17,032	17,310	34,309	34,445
Services	(5,092)	(430)	(4,842)	(268)
Total gross profit	89,862	88,854	166,016	187,501
Operating expenses(1):
Research and development	49,954	46,471	96,450	91,967
Sales and marketing	37,339	31,173	70,355	63,492
General and administrative	20,599	17,541	41,838	35,886
Total operating expenses	107,892	95,185	208,643	191,345
Income (loss) from operations	(18,030)	(6,331)	(42,627)	(3,844)
Interest income	6,958	7,553	14,594	14,404
Interest expense	(4,462)	(4,287)	(8,891)	(8,531)
Other income (expense), net	(182)	1,148	(433)	(341)
Income (loss) before provision for income taxes	(15,716)	(1,917)	(37,357)	1,688
Provision for (benefit from) income taxes	4,228	(1,916)	(2,422)	(4,620)
Net income (loss)	$(19,944)	$(1)	$(34,935)	$6,308
Net income (loss) per share:
Basic	$(0.24)	$—	$(0.42)	$0.08
Diluted	$(0.24)	$—	$(0.42)	$0.08
Shares used in computing net income (loss) per share:
Basic	82,725,641	81,217,511	82,543,267	81,058,562
Diluted	82,725,641	81,217,511	82,543,267	82,289,773

(1)Amounts include stock-based compensation expense as follows:

	Three Months Ended January 31,		Six Months Ended January 31,
	2020	2019	2020	2019
	(unaudited, in thousands)
Stock-based compensation expense:
Cost of license and subscription revenue	$1,617	$535	$2,980	$869
Cost of maintenance revenue	457	558	907	1,092
Cost of services revenue	5,469	6,210	10,801	12,178
Research and development	6,668	6,440	12,849	12,846
Sales and marketing	5,996	5,074	11,153	9,695
General and administrative	6,529	5,555	12,604	11,027
Total stock-based compensation expense	$26,736	$24,372	$51,294	$47,707

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended January 31,		Six Months Ended January 31,
	2020	2019	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(19,944)	$(1)	$(34,935)	$6,308
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	10,758	9,789	21,644	19,441
Amortization of debt discount and issuance costs	3,198	3,027	6,354	6,013
Stock-based compensation	26,736	24,372	51,294	47,707
Charges to bad debt and revenue reserves	521	114	878	352
Deferred income tax	3,014	(3,380)	(4,361)	(6,762)
Accretion of discount on available-for-sale securities, net	(652)	(2,026)	(2,012)	(3,816)
Other non-cash items affecting net income (loss)	572	201	572	575
Changes in operating assets and liabilities:
Accounts receivable	(22,308)	(23,786)	36,259	4,414
Unbilled accounts receivable	6,085	(4,529)	(17,018)	(30,190)
Prepaid expenses and other assets	(2,081)	(4,783)	(3,527)	(885)
Operating lease assets	2,153	—	4,493	—
Accounts payable	(1,023)	(6,544)	(4,032)	(14,475)
Accrued employee compensation	10,986	13,786	(28,794)	(15,262)
Deferred revenue	1,126	5,246	(23,583)	(27,490)
Lease liabilities	(44)	—	241	—
Other liabilities	377	2,802	(2,137)	1,111
Net cash provided by (used in) operating activities	19,474	14,288	1,336	(12,959)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(194,641)	(209,433)	(601,403)	(462,902)
Sales and maturities of available-for-sale securities	216,512	172,194	576,749	410,583
Purchases of property and equipment	(1,629)	(8,061)	(11,254)	(11,006)
Capitalized software development costs	(864)	(704)	(2,210)	(1,163)
Net cash provided by (used in) investing activities	19,378	(46,004)	(38,118)	(64,488)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock upon exercise of stock options	871	414	1,239	1,103
Net cash provided by (used in) financing activities	871	414	1,239	1,103
Effect of foreign exchange rate changes on cash and cash equivalents	(349)	149	(95)	(627)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	39,374	(31,153)	(35,638)	(76,971)
CASH AND CASH EQUIVALENTS—Beginning of period	179,089	391,322	254,101	437,140
CASH AND CASH EQUIVALENTS—End of period	$218,463	$360,169	$218,463	$360,169

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended January 31,		Six Months Ended January 31,
	2020	2019	2020	2019
Gross profit reconciliation:
GAAP gross profit	$89,862	$88,854	$166,016	$187,501
Non-GAAP adjustments:
Stock-based compensation (1)	7,543	7,303	14,688	14,139
Amortization of intangibles (1)	4,945	4,945	9,890	9,890
Non-GAAP gross profit	$102,350	$101,102	$190,594	$211,530

Income (loss) from operations reconciliation:
GAAP income (loss) from operations	$(18,030)	$(6,331)	$(42,627)	$(3,844)
Non-GAAP adjustments:
Stock-based compensation (1)	26,736	24,372	51,294	47,707
Amortization of intangibles (1)	6,742	7,309	13,909	14,618
Non-GAAP income (loss) from operations	$15,448	$25,350	$22,576	$58,481

Net income (loss) reconciliation:
GAAP net income (loss)	$(19,944)	$(1)	$(34,935)	$6,308
Non-GAAP adjustments:
Stock-based compensation (1)	26,736	24,372	51,294	47,707
Amortization of intangibles (1)	6,742	7,309	13,909	14,618
Amortization of debt discount and issuance costs (2)	3,198	3,027	6,354	6,013
Tax impact of non-GAAP adjustments (3)	826	(7,411)	(8,086)	(16,274)
Non-GAAP net income (loss)	$17,558	$27,296	$28,536	$58,372

Tax provision (benefit) reconciliation:
GAAP tax provision (benefit)	$4,228	$(1,916)	$(2,422)	$(4,620)
Non-GAAP adjustments:
Stock-based compensation (1)	4,329	4,037	8,529	7,902
Amortization of intangibles (1)	1,092	1,212	2,319	2,423
Amortization of debt discount and issuance costs (2)	518	509	1,058	1,004
Tax impact of non-GAAP adjustments (3)	(6,765)	1,653	(3,820)	4,945
Non-GAAP tax provision (benefit)	$3,402	$5,495	$5,664	$11,654

(1) Adjustments relate to amortization of acquired intangibles and stock-based compensation recognized during the periods for GAAP purposes.
(2) Adjustments reflect the amortization of debt discount and issuance costs related to the issuance of our Senior Convertible Notes recognized during the periods for GAAP purposes.
(3) Adjustments reflect the tax benefit (provision) resulting from all non-GAAP adjustments.

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended January 31,		Six Months Ended January 31,
	2020	2019	2020	2019

Net income (loss) per share reconciliation:
GAAP net income (loss) per share — diluted	$(0.24)	$—	$(0.42)	$0.08
Non-GAAP adjustments:
Stock-based compensation (1)	0.32	0.30	0.62	0.58
Amortization of intangibles (1)	0.08	0.09	0.17	0.18
Amortization of debt discount and issuance costs (2)	0.04	0.04	0.08	0.08
Tax impact of non-GAAP adjustments (3)	0.01	(0.10)	(0.10)	(0.21)
Non-GAAP dilutive shares excluded from GAAP net income (loss) per share calculation (4)	—	—	(0.01)	—
Non-GAAP net income (loss) per share — diluted	$0.21	$0.33	$0.34	$0.71

Shares used in computing Non-GAAP income (loss) per share amounts:
GAAP weighted average shares — diluted	82,725,641	81,217,511	82,543,267	82,289,773
Non-GAAP dilutive shares excluded from GAAP income (loss) per share calculation (4)	842,001	1,488,107	854,608	—
Pro forma weighted average shares — diluted	83,567,642	82,705,618	83,397,875	82,289,773

(1) Adjustments relate to amortization of acquired intangibles and stock-based compensation recognized during the periods for GAAP purposes.
(2) Adjustments reflect the amortization of debt discount and issuance costs related to the issuance of our Senior Convertible Notes recognized during the periods for GAAP purposes.
(3) Adjustments reflect the impact on the tax benefit (provision) resulting from all non-GAAP adjustments.
(4) Due to the occurrence of a net loss on a GAAP basis, potentially dilutive securities were excluded from the calculation of GAAP net income (loss) per share, as they would have an anti-dilutive effect. However, these shares have a dilutive effect on non-GAAP net income (loss) per share and, therefore, are included in the non-GAAP net income (loss) per share calculation.

(unaudited, in thousands)
	Six Months Ended January 31,
	2020	2019
Free cash flow:
Net cash provided by (used in) operating activities	$1,336	$(12,959)
Purchases of property and equipment	(11,254)	(11,006)
Capitalized software development costs	(2,210)	(1,163)
Free cash flow	$(12,128)	$(25,128)

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Outlook
The following tables reconcile the specific items excluded from GAAP outlook in the calculation of non-GAAP outlook for the periods indicated below:
(in $ millions)	Third Quarter Fiscal Year 2020			Fiscal Year 2020
Income (loss) from operations outlook reconciliation:
GAAP income (loss) from operations	(45.6)	-	(41.6)	(75.0)	-	(63.0)
Non-GAAP adjustments:
Stock-based compensation	25.8	-	27.8	103.9	-	109.9
Amortization of intangibles	7.8	-	7.8	29.1	-	29.1
Non-GAAP income (loss) from operations	(11.0)	-	(7.0)	61.0	-	73.0

Net income (loss) outlook reconciliation:
GAAP net income (loss)	(34.0)	-	(30.9)	(67.0)	-	(55.4)
Non-GAAP adjustments:
Stock-based compensation	25.8	-	27.8	103.9	-	109.9
Amortization of intangibles	7.8	-	7.8	29.1	-	29.1
Amortization of debt discount and issuance costs	3.1	-	3.1	12.5	-	12.5
Tax impact of non-GAAP adjustments	(8.8)	-	(8.4)	(13.0)	-	(14.6)
Non-GAAP net income (loss)	(5.1)	-	(1.7)	68.6	-	78.6